Exhibit 10.1

ACQUISITION AGREEMENT

By and among

GLOBALPAYNET HOLDINGS, INC.,

E-SHOPPING TECHNOLOGIES, INC.

and

RENOVATIO MEDIA GROUP S.A.

dated as of July 31, 2007

ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT, dated as of July 31 , 2007 (this “Agreement”), is made and entered into by and among GlobalPayNet Holdings, Inc., a Nevada corporation (“Purchaser”), E-Shopping Technologies, Inc., a Nevada corporation (“E-Shopping”) and Renovatio Media Group S.A., a Swiss société anonyme and the sole shareholder of E-Shopping (the “ Shareholder ”).

WITNESSETH:

WHEREAS, the Boards of Directors of Purchaser and E-Shopping deem it advisable and in the best interests of each corporation and its respective stockholders that Purchaser acquire E-Shopping in order to advance its long-term strategic business interests (the “Acquisition”);

WHEREAS, the acquisition of E-Shopping by Purchaser shall be effected by the terms of this Agreement as outlined below;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

The Acquisition

Section 1.1.  Acquisition of Shares.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Purchaser shall purchase from the Shareholder, and the Shareholder hereby agrees to convey, sell, transfer and deliver to Purchaser, all of the issued and outstanding shares of E-Shopping.

Section 1.2.  Consideration.

Subject to the terms and conditions hereof, in consideration for the transfer and delivery of the E-Shopping Common Stock (defined below), Purchaser agrees to pay, issue and deliver to the Shareholder the following:  (a) US$350,000, to be paid in cash prior to the closing as an advance payment (the “Advance Payment”) and (b) 1,000,000 shares of the common stock of Purchaser (“Purchaser Common Stock”), to be issued as promptly as practicable following the Closing.  Shareholder acknowledges and agrees that it has already received the Advance Payment as of the date hereof.

Section 1.3.  Closing

Subject to the terms and conditions of this Agreement, the closing of the Acquisition (the “Closing”) will take place no later than July 31, 2007. The Closing shall take place via facsimile or teleconference, or at such other time, date and place as agreed to in writing by the parties hereto.

ARTICLE II

Purchaser Common Stock

Section 2.1.  Restrictive Legends.

The shares of Purchaser Common Stock issued in accordance with this Agreement will be “restricted securities,” as defined under U.S. securities laws, and may only be sold or otherwise transferred pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, or an exemption from the registration requirements of the 1933 Act.  It is understood that the certificates evidencing the shares of Purchaser Common Stock issued in connection with the Acquisition will bear substantially the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

ARTICLE  III

Representations and Warranties of E-Shopping

E-Shopping hereby represents and warrants as follows:

Section 3.1.  Organization and Qualification

E-Shopping is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to conduct its business in each jurisdiction where the nature of its business makes such qualification necessary, except where failure to be so qualified would not have a material adverse effect.

Section 3.2.  Certificate of Incorporation and Bylaws

E-Shopping is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws.

Section 3.3.  Capitalization

The authorized capital stock of E-Shopping consists of fifty thousand (50,000) shares of common stock, par value $.001 per share (the “E-Shopping Common Stock”) and no authorized or issued shares of any other class ..  As of the date hereof, all such shares were owned beneficially and of record by the Shareholder.  There are no options or other rights to purchase shares of E-Shopping stock outstanding.

Section 3.4.  Authority

E-Shopping has the necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by E-Shopping and the consummation by E-Shopping of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of E-Shopping are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.5.  Absence of Litigation

There are (a) no material claims, actions, suits, investigations, or proceedings pending or, to the knowledge of E-Shopping, threatened, against E-Shopping before any court, administrative, governmental, arbitral, mediation or regulatory authority or body, domestic or foreign, and (b) no material judgments, decrees, injunctions or orders of any governmental entity or arbitrator outstanding against E-Shopping.

ARTICLE IV

Representations and Warranties of Purchaser

Purchaser represents and warrants as follows:

Section 4.1.  Organization and Qualification

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to conduct its business in each jurisdiction where the nature of its business makes such qualification necessary, except where failure to be so qualified would not have a material adverse effect.

Section 4.2.  Certificate of Incorporation and Bylaws

Purchaser is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws.

Section 4.3.  Authority

Purchaser has the necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

ARTICLE V

General Provisions

Section 5.1.  Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or other judgment, decree, injunction or order, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

Section 5.2.  Entire Agreement

This Agreement constitutes the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

Section 5.3.  Assignment

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 5.4.  Governing Law

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

Section 5.5.  Counterparts

     This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5.6.  Amendment

This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Acquisition Agreement to be executed and delivered as of the date first written above.

GLOBALPAYNET HOLDINGS, INC.

By: /s/ Alain Ghiai_______________________________

Name:  Alain Ghiai
Title:  Chairman, Director

RENOVATIO MEDIA GROUP, S.A.

By: /s/ Alain Ghiai_______________________________

Name:  Alain Ghiai
Title:  Managing Director

E-SHOPPING TECHNOLOGIES, INC.

By: /s/ Alain Ghiai_______________________________

Name:  Alain Ghiai
Title:  Secretary